NEWS RELEASE April 21, 2021 CONTACT: Kent Yee Senior Vice President CFO 713-996-4700 – www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. APPOINTS KENT YEE TO BOARD OF DIRECTORS

Houston, TX, -- April 21, 2021 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced that the Board of Directors of DXP Enterprises, Inc. elected Mr. Kent Yee, Chief Financial Officer, as a director on the Board, effective immediately.

“We are delighted to have Kent formally join the Board. Kent for the past ten years has regularly participated in DXP Board meetings and displayed strong business acumen and leadership skills. Since becoming CFO, he has contributed in an even stronger manner and has emerged as a valued Board participant. He has distinguished himself as a leader with in-depth financial, strategic, capital markets and human capital expertise. This is a public acknowledgement of what we have known and benefited from at DXP since he arrived. Kent not only brings valuable business skills but also brings other diverse and valued perspectives,” said David Little, Chairman of the Board of Directors.

This appointment reflects Mr. Yee’s tenure with DXP and the important role he serves on the senior management team.

Mr. Yee currently serves as Chief Financial Officer and Senior Vice President Corporate Development and leads DXP's acquisitions, finance, accounting, business integration and human resource activities. During March 2011, Mr. Yee joined DXP from Stephens Inc.'s Industrial Distribution and Services team where he served in various positions and most recently as Vice President from August 2005 to February 2011. Prior to Stephens, Mr. Yee was a member of The Home Depot’s Strategic Business Development Group with a primary focus on acquisition activity for HD Supply. Mr. Yee was also an Associate in the Global Syndicated Finance Group at JPMorgan Chase. He has executed over 45 transactions including more than $1.5 billion in M&A and $3.4 billion in financing transactions primarily for change of control deals and numerous industrial and distribution acquisition and sale assignments. He holds a Bachelors of Arts in Urban Planning from Morehouse College and an MBA from Harvard University Graduate School of Business.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.